UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 24, 2018, Autoliv, Inc. (“Autoliv”) announced that its board of directors approved a pro rata distribution (the “Spin-off”) to Autoliv stockholders of all of the outstanding shares of Veoneer, Inc. (“Veoneer”). The Spin-off is expected to be completed on June 29, 2018.

On June 8, 2018, Autoliv issued a press release announcing that the registration statement on Form 10 previously filed by Veoneer with the U.S. Securities and Exchange Commission (SEC) to register its common stock for listing on the New York Stock Exchange became effective on June 8, 2018 (the “Registration Statement”). On the same day, Veoneer’s prospectus for the listing of its Swedish Depository Receipts (SDRs) on Nasdaq Stockholm was approved and registered by the Swedish Financial Supervisory Authority. The Registration Statement includes an information statement, which describes the Spin-off in detail and contains important business and financial information about Veoneer. The information statement and prospectus are publicly available at www.veoneer.com and www.autoliv.com/investors/veoneer-spin.

In the same press release, Autoliv also announced that Jan Carlson, the President and CEO of Veoneer since April 1, 2018, has been named the chairman of the board of directors of Veoneer following the completion of the Spin-off. It is expected that James M. Ringler will be elected by the independent directors of Veoneer to serve as lead independent director.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated June 8, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated June 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs, General Counsel and Secretary

Date: June 8, 2018